                                                                Exhibit 3.19(ii)

Form BCA-10.30                                     ARTICLES OF AMENDMENT
(Rev. Jan. 1995)                                                                        File #  5057-431-8
------------------------------------- ------------------------------------------------  ------------------------------

George H. Ryan
Secretary of State
Department of Business Services                                                             THIS SPACE FOR USE BY
Springfield, IL 62756                                                                       SECRETARY OF STATE
Telephone (217) 782-1832

-------------------------------------
                                                                                            Date     12/31/96
Remit payment in check or                                                                   Franchise Tax     $
money order, payable to                                                                     Filing Fee*       $25.00
"Secretary of State." *The                                                                  Penalty           $
filing fee for articles of
amendment - $25.00                                                                          Approved:
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

  1.   CORPORATE NAME:                 Falconite, Inc.
                      _________________________________________________________

  2.   MANNER OF ADOPTION OF AMENDMENT:
                                                                     (Note 1)
            The following amendment of the Articles of Incorporation was adopted on December 23, 1996 in the manner indicated below. ("X" one box only)

       [_] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                     (Note 2)

       [_] By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of
            adoption of this amendment;                              (Note 2)

       [_]  By a majority of the board of directors, in accordance with the
            Section 10.15, shares having been issued but shareholder action not
            being required for the adoption of the amendment;        (Note 3)

       [_] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of
            incorporation were voted in favor of the amendment;      (Note 4)

        [_] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given
            notice in accordance with Section 7.10;                  (Notes 4&5)

       [X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                     (Note 5)

  3.   TEXT OF AMENDMENT:

       a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

           Article I: The name of the corporation is:

                          Falconite Equipment, Inc.
_______________________________________________________________________________
                                  (NEW NAME)

                All changes other than name, include on page 2

                                     over

                               TEXT OF AMENDMENT

         b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
    (if not applicable, insert "No change")

          No Change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

          No Change

    (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

          No Change

                                                Before Amendment                After Amendment

                            Paid-in Capital     $                              $
                                                ----------------------------   -----------------------

                  (Complete either item 6 or 7 below.  All signatures must be in BLACK INK.)
                      ---------

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

    Dated  December 13, 1996                                      Falconite, Inc
                                                                  ____________________________________________________________
                                                                  (Exact Name of Corporation at date of execution)

    attested by  /s/ ANGIE GRIMM                                  by  /s/ MIKE FALCONITE
                 ______________________________________________       ________________________________________________________
                 (Signature of Secretary or Assistant Secretary)      (Signature of President or Vice President)

                 Angie Grimm                                            Mike Falconite, President
                 _______________________________________________       _______________________________________________________
                         (Type or Print Name and Title)                       (Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporation, the incorporators must sign below, and type or print name and title.

                                      OR

    If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

    The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

    Dated
         _________________,19 _____

    _______________________________        ______________________________

    _______________________________        ______________________________

    _______________________________        ______________________________

    _______________________________        ______________________________

                                    Page 3